Exhibit 99.1

AgroFresh Announces Successful Completion of Comprehensive Refinancing

Transaction materially deleverages AgroFresh’s balance sheet and extends debt maturity profile Positions Company for next chapter of growth

PHILADELPHIA, July 27, 2020 - AgroFresh Solutions, Inc. (“AgroFresh” or the “Company”) (Nasdaq: AGFS), a global leader in produce freshness solutions, today announced the successful closing of its comprehensive refinancing comprised of the previously-announced $150 million convertible preferred equity investment by an affiliate of Paine Schwartz Partners, LLC (“Paine Schwartz” or “PSP”) and the amendment and extension of the Company’s senior secured credit facilities.

AgroFresh has entered into a revised credit agreement whereby the Company’s term loan maturity has been extended to December 31, 2024. With the proceeds of the PSP convertible preferred equity investment, the principal outstanding on AgroFresh’s term loan has been reduced to $275 million, resulting in a decline in the Company’s net debt-to-adjusted EBITDA ratio from approximately [5.8]x to [3.8]x on a pro-forma basis for the twelve months ended March 31, 2020.* In addition, the Company’s revolving credit facility has been doubled in size from $12.5 million to $25.0 million with its maturity extended to June 30, 2024. Borrowings under the amended term loan will bear interest at the rate of LIBOR plus 6.25 percent with a 1.00 percent LIBOR floor.

Graham Miao, AgroFresh Chief Financial Officer, commented, “We are pleased to close on this comprehensive refinancing and are grateful for the support from both existing and new lenders during this process. The transaction accomplishes several key goals for the business, including the significant immediate deleveraging of our balance sheet and an extension of our maturities. Further, the new optimized capital structure allows us the flexibility to more aggressively address our diversification initiatives and generate growth with the support of our new strategic equity investor Paine Schwartz.”

BMO Capital Markets acted as sole financial advisor to AgroFresh and left-lead bookrunner on the amendment and extension of AgroFresh’s senior secured credit facilities with Deutsche Bank and ING acting as joint lead arrangers and joint bookrunners. Greenberg Traurig, LLP acted as legal advisor to AgroFresh. Evercore and Kirkland & Ellis, LLP were the financial and legal advisors to Paine Schwartz, respectively. White & Case, LLP acted as the lenders’ counsel.

Additional information regarding today's announcement and the amended credit facility will be available in a Form 8-K to be filed by the Company with the Securities and Exchange Commission.

*Adjusted EBITDA and net debt-to-Adjusted EBITDA are non-GAAP financial measures. Please see the information under “Non-GAAP Financial Measures” below for a description of Adjusted EBITDA and the table at the end of this press release for a reconciliation of these Non-GAAP financial measures to GAAP results.

About AgroFresh

AgroFresh (Nasdaq: AGFS) is a leading global innovator and provider of science-based solutions, data-driven technologies and experience-backed services to enhance the quality and extend the shelf life of fresh produce. For more than 20 years, AgroFresh has been revolutionizing the apple industry and has launched new innovative solutions in a variety of fresh produce categories from bananas to cherries and citrus to pears. AgroFresh supports growers, packers and retailers by supplying post-harvest solutions across the industry that enhance crop values while conserving our planet’s resources and reducing global food waste.

Visit www.agrofresh.com to learn more.

™Trademark of AgroFresh Inc.

About Paine Schwartz Partners

A global leader in sustainable food chain investing, Paine Schwartz Partners is a private equity firm focused exclusively on investment opportunities in the fast-growing, dynamic global food and agribusiness sectors. The firm's investment, operations and finance professionals invest throughout cycles across the food and agribusiness value chain, and bring a collaborative and active management approach to portfolio companies. For further information, please see www.paineschwartz.com.

Forward-Looking Statements

In addition to historical information, this release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this release that address activities, events or developments that the Company expects or anticipates will or may occur in the future are forward-looking statements and are identified with, but not limited to, words such as “will,” “would,” “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions (or the negative versions of such words or expressions). Forward-looking statements include, without limitation, information concerning the Company's possible or assumed future results of operations, including all statements regarding financial guidance, anticipated benefits from the investment by PSP or the senior credit facility refinancing, anticipated future growth, business strategies, competitive position, industry environment, potential growth opportunities and the effects of regulation. These statements are based on management's current expectations and beliefs, as well as a number of assumptions concerning future events. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company's management's control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks include, without limitation, the risk of increased competition, the ability of the business to grow and manage growth profitably, risks associated with acquisitions and investments, changes in applicable laws or regulations, conditions in the global economy, including the effects of the coronavirus outbreak, and the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors. Additional risks and uncertainties are identified and discussed in the Company's filings with the SEC, which are available at the SEC's website at www.sec.gov.

Non-GAAP Financial Measures

This press release contains the non-GAAP financial measures adjusted EBITDA and net debt-to-adjusted EBITDA. The Company believes these non-GAAP financial measures provide meaningful supplemental information as they are used by the Company's management to evaluate the Company's performance, including incentive bonuses and for bank covenant reporting. Management believes that these measures enhance a reader's understanding of the operating and financial performance of the Company and facilitate a better comparison between fiscal periods. EBITDA excludes income taxes, interest expense and depreciation and amortization, whereas Adjusted EBITDA further excludes items that are non-cash, infrequent, or non-recurring, such as share-based compensation, severance, litigation and M&A related costs, to provide further meaningful information for evaluation of the Company’s performance.

The Company does not intend for the non-GAAP financial measures contained in this release to be a substitute for any GAAP financial information. Readers of this press release should use these non-GAAP financial measures only in conjunction with the comparable GAAP financial measures. Reconciliations of the non-GAAP financial measures used herein to the most comparable GAAP measure are provided in the table below.

The following is a reconciliation between the non-GAAP financial measures of EBITDA and Adjusted EBITDA to their most directly comparable GAAP financial measure, net loss:

Last Twelve Months
(in thousands)	ended March 31, 2020
GAAP net loss including non-controlling interests	$(52,739)
Benefit for income taxes	(20,387)
Interest expense(1)	32,005
Depreciation and amortization	82,972
Non-GAAP EBITDA	$41,851
Share-based compensation	2,945
Asset impairment including intangibles(2)	11,424
Severance related costs(3)	597
Other non-recurring costs(4)	7,296
Loss on foreign currency exchange(5)	3,081
Mark-to-market adjustments, net(6)	(520)
Legal recovery	(1,600)
Non-GAAP Adjusted EBITDA	$65,074

			Pro Forma	Pro Forma
Ratio of net debt to Adjusted EBITDA	March 31, 2020		Adjustment(7)	March 31, 2020
Gross debt	$406,420		$—	$406,420
Less: available cash	(28,300)		(131,000)	(159,300)
Net debt	$378,120		$(131,000)	$247,120

Net debt-to-Adjusted EBITDA ratio	5.8	x		3.8	x

(1)	Interest on the term loan, inclusive of accretion for debt discounts, debt issuance costs and contingent consideration

(2)	Impairment on Verigo software, investment in FFT and other investments

(3)	Severance costs related to ongoing cost optimization initiatives

(4)	Costs related to certain professional and other infrequent or non-recurring fees, including those associated with transition service agreement, litigation and M&A related fees

(5)	Loss on foreign currency exchange relates to net losses and gains resulting from transactions denominated in a currency other than the entity's functional currency

(6)	Non-cash adjustment to the fair value of contingent consideration related to Tax Receivables Agreement with Dow and Tecnidex acquisition
(7)	Represents proceeds from convertible preferred stock investment from Paine Schwartz Partners, less expenses

Contact:

For AgroFresh Solutions, Inc.

Jeff Sonnek - Investor Relations

ICR Inc.

Jeff.Sonnek@icrinc.com

646-277-1263